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                                                                   Exhibit 10.1
                              EMPLOYMENT AGREEMENT


                  This Employment Agreement (this "Agreement") is made as of July 7, 1997 by and among PREFERRED EMPLOYERS HOLDINGS, INC. (the "Company"), having an address at 10800 Biscayne Boulevard, 10th Floor, Miami, Florida 33161 and D. MARK OLSON, an individual having an address at 2326 Spicewood Court, Dunedin, Florida 34698 ("Olson").


                               W I T N E S S E T H


                  WHEREAS, the Company and Olson wish to set forth the terms and conditions upon which Olson shall hereinafter be employed by the Company.

                  NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

                  1. Term. Olson shall be employed by the Company commencing on the date hereof and terminating three years from such date, unless sooner terminated in accordance with the terms of this Agreement (such period is referred to herein as the "Term").

                  2. Positions. During the Term, Olson shall serve as the Vice Chairman and Chief Operating Officer of the Company, reporting directly to the Chief Executive Officer and the Board of Directors, and shall perform such duties as shall be delegated to him by the Board of Directors, the Executive Committee of the Board of Directors and the Chief Executive Officer of the Company. Olson shall receive notice of and may attend the meetings of the Executive Committee of the Board of Directors of the Company when invited to such meetings.

                  3. Compensation. (a) Olson shall receive an annual salary of $250,000 during the Term, which shall be payable in the same manner as the other senior executives of the Company. Olson shall also receive perquisites similar to those perquisites made available to other senior executives of the Company.

                           (b) The Company and Olson shall use their respective
best efforts to agree on a business plan within forty-five days from the date hereof (the "Business Plan"), which shall be annexed hereto as Exhibit A. Olson shall receive bonus payments of up to $250,000 annually (the "Bonus Payments") during the Term based on obtaining the objectives (the "Objectives") set forth in the Business Plan, as follows:

                                    (i) if Olson achieves less than 75% of the
annual Objectives, Olson shall not receive any Bonus Payments; provided, however, that Olson shall receive not

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less than $50,000 in Bonus Payments for the first year of the Term (the
"Guaranteed Bonus Payment");

                                    (ii) if Olson achieves between 75% and 99%
of the annual objectives, Olson shall receive 75% of the Bonus Payments; and

                                    (iii) if Olson achieves 100% of the annual
Objectives, Olson shall receive 100% of the Bonus Payments

                  4. Expenses. (a) The Company will reimburse Olson for up to $10,000 for all reasonable costs and expenses incurred by Olson in connection with Olson's relocation to the Miami, Florida area, promptly upon presentation to the Company of receipts for such costs and expenses.

                           (b) The Company will reimburse Olson for the amount,
if any, by which the amount paid by Olson for the purchase of his current residence, plus capital improvements, exceeds the amount received by Olson in the sale of such residence, up to $25,000.

                           (c) The Company will reimburse Olson for costs and
expenses of an automobile and club membership fees, in an amount not to collectively exceed $12,000 annually.

                           (d) During the Term, Olson shall be entitled to
prompt reimbursement of all reasonable business expenses in accordance with the Company's policy for such reimbursements.

                  5. Time Commitment; Other Interests. (a) During the Term, Olson shall devote his full working time to the operations of the Company and shall not, directly or indirectly, alone or as a member of a partnership, or as an officer, director or shareholder of any other corporation, be engaged in any other commercial duties or pursuits, except that nothing contained herein shall prohibit Olson from acquiring publicly traded securities of companies which are involved, directly or indirectly, in the insurance industry, provided that such securities are traded on a national securities exchange or on an over the counter market and in no event shall Olson's ownership of such securities exceed 5% of the outstanding common stock of such company.

                           (b) It is acknowledged that Olson is the sole
stockholder of Olson Eagle Management and Olson Consulting, two inactive management consulting companies. Inasmuch, although Olson is not actively involved in these businesses and does not intend to spend any time in the future in these businesses, Olson continues to receive, from time to time, residual fees for services previously performed. Receipts of these residual fees is permitted and shall not be considered a conflict under the terms of this Agreement.

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                           (c) It is further acknowledged that Olson is an
accomplished and sought after public speaker. Inasmuch, Olson is occasionally asked to provide keynote addresses, typically on weekends, to corporations in the securities and insurance industries. Olson typically earns speaker's fees for his appearances. Receipt of these fees is permitted and shall not be considered a conflict under the terms of this Agreement provided they do not impinge upon the time necessary for Olson to provide his services hereunder. Olson is typically required to provide a biographical profile for inclusion in the meeting's printed program and to wear a name badge identifying his employer. Olson agrees to identify his affiliation with the Company, thus providing the Company valuable publicity within the securities and insurance industries.

                  6. Stock Options. (a) On the date hereof, (i) the Company has granted stock options to Olson which are exercisable for 37,500 shares of the Company's Common Stock, and which are subject to the vesting schedule and other terms and conditions contained in the Option Agreement by and between the Company and Olson, a copy of which is attached hereto as Exhibit B, and (ii) Howard Odzer has granted stock options to Olson which are exercisable for 37,500 shares of the Company's Common Stock, and which are subject to the vesting schedule and other terms and conditions contained in the Option Agreement by and among the Company, Howard Odzer, Olson and Baer Marks & Upham LLP, as escrow agent, a copy of which is attached hereto as Exhibit C.

                           (b) On the date hereof, (i) the Company has granted
stock options to Olson (the "Company Bonus Options") which are exercisable for 37,500 shares of the Company's Common Stock, and which are subject to the vesting schedule and other terms and conditions contained herein and in the Bonus Option Agreement by and between the Company and Olson, a copy of which is attached hereto as Exhibit D, and (ii) Howard Odzer has granted stock options to Olson (the "Odzer Bonus Options and, together with the Company Bonus Options, the "Bonus Options") which are exercisable for 37,500 shares of the Company's Common Stock and which are subject to the vesting schedule and other terms and conditions contained herein and in the Bonus Option Agreement by and among the Company, Howard Odzer, Olson and Baer Marks & Upham LLP, as escrow agent, a copy of which is attached hereto as Exhibit E.

                           (c) Notwithstanding anything contained in the Bonus
Options, the vesting of the Bonus Options shall be adjusted based on Olson obtaining the Objectives set forth in the Business Plan, as follows:

                                 (i) if Olson achieves less than 75% of the
annual Objectives, none of the Bonus Options which would otherwise vest at the end of such year shall vest;

                                 (ii) if Olson achieves between 75% and 99% of
the annual Objectives, 75% of the Bonus Options which would otherwise vest at the end of such year shall vest;

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                                 (iii) if Olson achieves 100% of the annual
Objectives, 100% of the Bonus Options for such year shall vest; and

                                 (iv) if Olson achieves greater than 100% of the
annual Objectives, the amount of any Bonus Options which did not vest through such date shall vest to the extent of the annual Objectives actually achieved, in excess of the annual Objectives.

                  7. Change of Control of the Company. (a) In the event Olson is terminated (other than for Cause) in connection with a Change of Control (as hereinafter defined) of the Company, Olson (i) shall receive a lump sum payment equal to his compensation, at the annual rate in effect at the time of such Change of Control through the end of the Term, and (ii) all of the Options (other than the Bonus Options) granted to Olson shall immediately vest to the extent such options would otherwise have vested by the end of the Term.

                           (b) As used in this Agreement, a "Change of Control"
shall mean any sale, merger, transfer or acquisition of the Company in which the Company is not the surviving corporation.

                  8. Benefit Plans. Olson shall be entitled to participate in the Company's benefit plans in the same manner and subject to the same terms and conditions as the other senior executives of the Company. The Company shall reimburse Olson for the cost of his COBRA coverage, which coverage shall not be more broad than the coverage currently enjoyed by Olson, for a period of 90 days from the date hereof.

                  9. Non-Competition. For a period of one (1) year after the Term, Olson shall not, directly or indirectly, compete with or be engaged in the same business as the Company, or be employed by, or act as consultant or lender to, or be a director, officer, employee, owner or partner of, any business organization which directly or indirectly competes with or is engaged in the same business as the Company is in at the end of the Term; provided, however, that Olson shall be permitted to own no more than 5% of the outstanding common stock of any company, the stock of which is traded on a national securities exchange or on an over the counter market; provided, further, that nothing in this Agreement shall prohibit Olson from serving as an employee of or a consultant to a diversified business organization which derives no more than 5% of its consolidated gross revenues from a line of business competing with that of the Company. Under no circumstances, however, may Olson's services to such organization consist of any activities in competition with the business of the Company.

                  10. Termination. (a) This Agreement may be terminated by the Company at any time "For Cause." For purposes of this Agreement, "For Cause" shall mean the following: (i) if Olson has persistently and wilfully failed to devote substantially all of his working time to the operations of the Company, after specific notice to Olson of such alleged failure and a 20 day opportunity to cure, (ii) if Olson has been convicted of (whether or not subject to appeal) or plead "nolo contendere" or has made any similar plea to any criminal offense involving a violation of federal or state securities laws or regulations, embezzlement, fraud, wrongful taking

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or misappropriation of property, theft, or any other crime involving dishonesty,
(iii) if Olson has violated or materially breached any material provision of this Agreement, after specific notice to Olson of such alleged violation or breach and a 20 day opportunity to cure, (iv) if Olson takes any action which directly or indirectly causes the Company or any of its subsidiaries to have any license, permit or other authorization necessary for the operations of its business (a "License") to be suspended or revoked, (v) if the Company receives any notice from any governmental or other agency which regulates the operations of the Company or its subsidiaries which indicates that Olson's employment with the Company could have an adverse affect on the ability of the Company or its subsidiaries to retain or obtain any License or to otherwise conduct its operations in the manner then conducted, or (vi) failure of Olson to comply with the terms of the Business Plan.

                           (b) In the event this Agreement shall be terminated
by the Company for any reason other than pursuant to Section 10(a) or Section 11 hereof, Olson shall be entitled to receive all payments and benefits to which he was entitled pursuant to this Agreement to the end of the Term excluding (i) any Bonus Options which have not vested in accordance with their terms and as adjusted pursuant to Section 6(c) hereof through such date, and (ii) any Bonus Payments not earned through such date, except for the Guaranteed Bonus Payment..

                           (c) If the Company and Olson are unable to agree on
the Business Plan within forty-five days from the date hereof, either party shall be entitled to terminate this Agreement within ten days thereafter and receive all payments and benefits to which he was entitled pursuant to this Agreement through such termination date.

                  11. Disability; Death. (a) If, during the Term, Olson becomes physically or mentally disabled, whether by injury, illness or otherwise, so that he is unable to perform his duties for a period of six successive months, then the Company may, at its option, terminate this Agreement upon thirty days' written notice to Olson without further obligation; provided, however, that the Company shall continue to pay Olson his monthly salary until the earlier of (i) the end of such period of disability and notice, or (ii) the end of the Term.

                           (b) In the event of Olson's death during the Term,
this Agreement shall terminate and be of no further force and effect, provided that Olson shall be entitled to all salary and other benefits to which he is entitled through the date of death.

                  12. Authority; No Conflict. Olson represents and warrants to the Company that (a) he has the full power and authority to enter into this Agreement and to perform his obligations hereunder, and (b) the execution, delivery and performance by Olson of this Agreement will not (i) violate, conflict with, or result in a breach of any contract or other agreement by which Olson is bound, (ii) require Olson to obtain the consent of, or give any notice to, or make any filing with, any Federal, state, or local government, or any agency thereof (a "Governmental Body"), or any other third person, or (iii) violate any law, statute or other requirement of any Governmental Body.

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                  13. Miscellaneous. This Agreement (i) contains the entire
understanding of the parties with respect to the subject matter hereof and supersedes all prior agreements of the parties, written or oral, of any nature whatsoever, (ii) shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors, and (iii) shall be governed by the laws of the State of Florida, without giving effect to the conflicts of law provisions thereof.

                  14. Arbitration. Any dispute or controversy arising out of or relating to this Agreement, any document or instrument delivered pursuant to, in connection with, or simultaneously with this Agreement, or any breach of this Agreement or any such document or instrument shall be settled by arbitration to be held in the County of Dade, State of Florida in accordance with the Commercial Arbitration Rules then in effect of the American Arbitration Association or any successor thereto, and judgment upon the award rendered by the Arbitrator(s) may be entered in an Court having jurisdiction thereof. The Arbitrator(s) may grant injunctions or other relief in such dispute or controversy. The costs and expenses of such arbitration shall be assumed as determined by the Arbitrator(s), and each party shall separately pay his own attorneys' fees and expenses.

                  15. Notices. Any notice or other communication to be given hereunder shall be in writing and shall be mailed by certified mail, return receipt requested, or delivered against receipt to the party to whom it is to be given at the address of such party set forth below.

Mr. Olson:                          D. Mark Olson
                                    2326 Spicewood Court
                                    Dunedin, Florida 34098

         with a copy to:

                                   Mark McNabola
                                   Cogan & McNabola
                                   55 West Wacker Drive, 9th Floor
                                   Chicago, Illinois  60601


The Company:                       10800 Biscayne Boulevard, 10th Floor
                                   Miami, Florida  33161

         with a copy to:

                                   Donald J. Bezahler, Esq.
                                   Baer Marks & Upham LLP
                                   805 Third Avenue
                                   New York, New York  10022-7513


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                  IN WITNESS WHEREOF, the parties hereto have caused this
Agreement to be duly executed and delivered as of the date first written above.


                                           PREFERRED EMPLOYERS HOLDINGS, INC.



                                           By: /s/ Mel Harris
                                               --------------------------------
                                               Mel Harris
                                               Chairman of the Board and
                                               Chairman Chief Executive Officer



                                           /s/ D. Mark Olson
                                           ------------------------------------
                                           D. Mark Olson


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